Exhibit 5.2

July 13, 2012

EVERTEC, LLC

EVERTEC Finance Corp.

Cupey Center Building

Road 176, Kilometer 1.3

San Juan, Puerto Rico 00926

Re:	EVERTEC, LLC and EVERTEC Finance Corp.

Registration Statement on Form S-4 (Registration No. 333-182006)

Initially Filed on June 8, 2012

Ladies and Gentlemen:

We have acted as special Puerto Rico counsel to EVERTEC, LLC, a Puerto Rico limited liability company, and EVERTEC Finance Corp., a Puerto Rico corporation (together the “Co-Issuers”), and its subsidiary Sense Software International Corp., a Puerto Rico corporation (the “Guarantor,” and together with the Co-Issuers, the “Companies”) in connection with the Registration Statement on Form S-4, as amended (File No. 333-182006) (the “Registration Statement”) filed by the Co-Issuers, Sense, and certain other “Guarantors” identified in the Registration Statement with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Act”). The Registration Statement relates to (i) up to $40,000,000 aggregate principal amount of the Co-Issuers’ 11% Senior Notes due 2018 (such notes, the “Exchange Notes”) to be issued under an Indenture (the “Indenture”), dated as of September 30, 2010, as supplemented on April 17, 2012 and May 7, 2012, among the Companies, the other Guarantors and Wilmington Trust, National Association, as trustee (the “Trustee”), pursuant to an exchange offer (the “Exchange Offer”) by the Co-Issuers described in the Registration Statement in exchange for a like principal amount of the Co-Issuers’ issued and outstanding 11% Senior Notes due 2018 (the “Old Notes”), previously issued on May 7, 2012, under the Indenture, and (ii) the guarantee by the Guarantor (the “Guarantee”) of the Exchange Notes pursuant to the Indenture. Capitalized terms used but not otherwise defined herein shall have the meanings assigned thereto in the Indenture.

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EVERTEC Finance Corp.
July 13, 2012
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We have examined the Indenture, which has been filed with the Commission as an exhibit to the Registration Statement. We have also reviewed such corporate records of the Companies, such certificates of public officials and such other documents as we have deemed necessary or appropriate to review for purposes of this opinion letter. As to factual matters, we have assumed the correctness of and relied upon the recitals, statements, representations and warranties of the parties contained in the Indenture and in certificates provided pursuant to or in connection with the Indenture or otherwise provided to us, and we have made no independent inquiries or investigations.

In making such examination and in expressing our opinions, we have further assumed, without investigation or inquiry:

(a)	the due organization and existence of all parties to the Indenture, except to the extent that we express an opinion in Paragraphs 1 and 2 below regarding the existence of the Companies,

(b)	the due authorization of the Indenture by all parties thereto, except to the extent that we express an opinion in Paragraphs 3 and 4 below regarding the authorization of the Indenture by the Companies,

(c)	the due execution and delivery of the Indenture by the parties thereto, in substantially the form submitted to us, duly completed in a full, accurate and consistent manner, except to the extent that we express an opinion in Paragraph 5 below regarding the execution and delivery of the Indenture by the Companies,

(d)	that each of the parties to the Indenture has the legal right, power and authority to enter into the Indenture and to consummate the transactions contemplated thereby, except to the extent that we express an opinion in Paragraphs 1 and 2 below regarding the corporate power and corporate authority of the Companies, and

(e)	that all signatures on any executed documents furnished to us are genuine, all original documents submitted to us are authentic originals and all certified or other reproductions of documents submitted to us conform to the original documents.

Based upon the foregoing and subject to the assumptions, limitations and qualifications herein set forth, we are of the opinion that:

1.

EVERTEC, LLC has been duly converted into a limited liability company under the laws of the Commonwealth of Puerto Rico and is validly existing and in good standing as a limited liability company under the laws of the Commonwealth of

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EVERTEC Finance Corp.
July 13, 2012
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Puerto Rico.Each of EVERTEC Finance Corp. and the Guarantor is incorporated in the Commonwealth of Puerto Rico and is validly existing and in good standing as a corporation under the laws of the Commonwealth of Puerto Rico.

2.	Each of the Companies has the power and authority to execute and deliver the Indenture and perform its respective obligations thereunder.

3.	The execution and delivery by the Companies of the Indenture and the performance by them of their respective obligations thereunder have been duly authorized by all requisite action on the part of each of the Companies.

4.	The Indenture has been duly executed and delivered by the Companies.

The opinions expressed herein are limited to the laws of the Commonwealth of Puerto Rico. Our opinion is rendered as of the date hereof.

We hereby consent to the filing of copies of this opinion as an exhibit to the Registration Statement and to the use of our name in the prospectus forming part of the Registration Statement under the caption “Legal Matters.” In giving this consent, we do not thereby admit that we are within the category of persons whose consent is required under Section 7 of the Act and the rules and regulations thereunder. This opinion may also be relied upon by Akin, Gump, Strauss, Hauer & Feld, L.L.P. for the purpose of rendering their opinion to you in relation to the Registration Statement.

Very truly yours,

Goldman Antonetti & Córdova, PSC

By:	/s/ Thelma Rivera
Name:	Thelma Rivera
Title:	Shareholder